As filed with the Securities and Exchange Commission on November 2, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VOLTA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4789	99-1550630
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

155 De Haro Street

San Francisco, CA 94103

(888) 264-2208
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Volta Inc. 2021 Equity Incentive Plan

Volta Inc. 2021 Employee Stock Purchase Plan

Volta Inc. Founder Incentive Plan

(Full Title of the Plans)

Scott Mercer
Volta Inc.
Chief Executive Officer
155 De Haro Street
San Francisco, CA 94103
(888) 264-2208 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Albert W. Vanderlaan, Esq. Amanda Galton, Esq. Orrick Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 (415) 773-5700	James S. DeGraw, Esq. General Counsel 155 De Haro Street San Francisco, CA 94103 (888) 264-2208

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A Common Stock, $0.0001 par value per share
- To be issued under the Volta Inc. 2021 Equity Incentive Plan	45,187,241	(2)	$6.98	(3)	$315,406,943	(3)	$29,239	(3)
- To be issued under the Volta Inc. 2021 Employee Stock Purchase Plan	3,715,944	(4)	$6.98	(3)	$25,937,290	(3)	$2,405	(3)
- To be issued under the Volta Inc. Founder Incentive Plan	10,500,000	(5)	$6.98	(3)	$73,290,000	(3)	$6,794	(3)
Class A Common Stock, $0.0001 par value per share	135,922	(6)	0.83	(7)	112,161	(7)	11	(7)
TOTAL	59,539,107		N/A		$414,746,392		$38,447

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares or underlying securities, as applicable, of Class A Common Stock of Volta Inc. (the “Registrant”) that become issuable (a) under (i) the Volta Inc. 2021 Equity Incentive Plan (the “2021 Plan”), (ii) the Volta Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) and (iii) the Volta Inc. 2021 Founder Incentive Plan (the “Founder Plan”), and (b) in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A Common Stock.

(2)	Represents (i) shares of Class A Common Stock subject to outstanding options granted under the Registrant’s 2014 Equity Incentive Plan, adopted December 15, 2014 and amended December 26, 2018 prior to being amended, restated and re-named into the 2021 Plan and (ii) shares of Class A Common Stock reserved and available for issuance pursuant to future awards under the 2021 Plan.

(3)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to $6.98, the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange (“NYSE”) on October 25, 2021.

(4)	Represents shares of Class A Common Stock reserved and available for issuance pursuant to future awards under the ESPP.

(5)	Represents shares of Class A Common Stock reserved for issuance upon the settlement of certain restricted stock units issued pursuant to the Founder Plan.

(6)	Represents shares of Class A Common Stock underlying shares of Class B Common Stock subject to an outstanding option (the “Class B Option”) granted under the Registrant’s 2014 Equity Incentive Plan, adopted December 15, 2014 and amended December 26, 2018 prior to being amended, restated and re-named into the 2021 Plan.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of the Class B Option.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) of the Registrant includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Class A Common Stock that may be deemed to be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder that were issued to the selling securityholders identified in the Reoffer Prospectus (the “Selling Securityholders”). The shares of Class A Common Stock included in the Reoffer Prospectus were issued to the Selling Securityholders in respect of awards that were issued to the selling securityholders as employees or directors of Volta Industries, Inc., a Delaware Corporation (“Legacy Volta”), prior to the Business Combination (as described in the Reoffer Prospectus). The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Volta Inc.

14,470,552 Shares of Class A Common Stock

This reoffer prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 14,470,552 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) of Volta Inc. (unless otherwise indicated or the context otherwise requires, the “Company,” “Volta,” “we,” “our” or “us”), a Delaware corporation. This prospectus covers 14,470,552 shares of Class A Common Stock that have been or will be issued to each Selling Securityholder under an award agreement between the Company and the Selling Securityholder, including under certain award agreements relating to outstanding awards which have Class A Common Stock underlying shares of Class B Common Stock. We are not offering any shares of Class A Common Stock and will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholders pursuant to this prospectus. The Selling Securityholders are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or are non-affiliates of our company who hold shares of Class A Common Stock, which were issued pursuant to awards granted under a stock plan of Volta following the business combination between Volta and Legacy Volta (the “Business Combination”) (as discussed in more detail below).

The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Class A Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares for sale, and certain Selling Securityholders have entered into lock-up agreements described herein. The Selling Securityholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 7 for more information about how the Selling Securityholders may sell or dispose of the shares of Class A Common Stock covered by this prospectus.

The shares of Class A Common Stock that have been or will be issued pursuant to awards granted to the Selling Securityholders are or would be “restricted securities” within the meaning of Rule 144 under the Securities Act before their sale under this prospectus. This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction.

Our Class A Common Stock is listed on the NYSE under the symbol “VLTA”. On October 29, 2021, the last reported sale price of our Class A Common Stock was $8.14 per share.

Our public warrants are listed on the NYSE under the symbol “VLTA WS”. On October 29, 2021, the last reported sale price of our public warrants was $2.45 per warrant.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 3 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2021.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding the benefits of the Business Combination, future financial performance, business strategies, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and any accompanying prospectus supplement, words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects” or the negative version of these words or other comparable words or phrases, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	intense competition faced by Volta in the electric vehicle (“EV”) charging market and in its content activities;

●	the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities;

●	market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays;

●	any potential loss of, or defects in products or components supplied by, Volta’s suppliers and manufacturers, some of which are single source suppliers and may also be early stage companies;

●	risks, cost overruns and delays associated with construction and installation of Volta’s charging stations;

●	risks associated with any future expansion by Volta into additional international markets;

●	new or changing government regulation, for example a reduction in incentives from governments or utilities, may adversely impact Volta’s current business activities or reduce demand for EVs;

●	cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity;

●	rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without significant cost;

●	any undetected defects, errors or bugs in Volta’s charging stations or mobile application platform;

●	the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts;

●	the EV market may not continue to grow as expected;

●	the impact of competing technologies that could reduce the demand for EVs;

●	data security breaches or other network outages;

ii

●	Volta’s ability to obtain or maintain the listing of Class A Common Stock on the NYSE;

●	Volta’s ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Volta to grow and manage growth profitably;

●	Volta’s success in retaining or recruiting, or changes in, its officers, key employees or directors;

●	changes in applicable laws or regulations;

●	the possibility that COVID-19 may adversely affect the results of operations, financial position and cash flows of Volta;

●	the risk that Volta may fail to effectively build scalable and robust processes to manage the growth of its business and to expand its geographic footprint; and

●	the possibility that Volta may be adversely affected by other economic, business or competitive factors.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

iii

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

Volta’s mission is to build the fueling infrastructure of the future. Volta’s vision is to create an EV charging network that capitalizes on and catalyzes the shift from combustion-powered miles to electric miles by placing media-enabled charging stations in prominent public locations that match the behavior and commerce of visitors to its host sites and allow media partners that advertise on the charging stations’ digital displays to reach consumers at their point of entry to retail and other locations. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into drivers’ daily routines, Volta’s goal is to benefit the entire ecosystem of drivers, brands and its commercial partners. As part of Volta’s unique EV charging offering, its charging stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility.

Founded in 2010 by Scott Mercer, its Founder and Chief Executive Officer, and Christopher Wendel, who subsequently joined as co-founder and President, Volta primarily owns, operates and maintains EV charging stations and has expanded its network across the United States to include more than 1,900 chargers across 26 territories and states that have generated over 200,000 charging sessions per month on average for the six months ended June 30, 2021, forming one of the most utilized charging networks in the United States. To take advantage of the expected growth opportunity presented by the EV market, Volta intends to rapidly expand its network of charging stations, using its proprietary data-driven planning tools to identify high-traffic, high visibility site partner locations that it believes would benefit most from its EV charging solutions and garner the highest usage from Volta’s driving community, while delivering the most value for Volta’s media and advertising partners.

Volta’s business entails partnering with real estate and retail partners with national and regional multi-site portfolios of commercial and retail properties, as well as municipalities and local business owners, to locate and deploy its EV charging stations in premier locations. The site hosts Volta partners with span a wide array of industries and locations, including retail centers, grocery stores, pharmacies, movie theaters, parking lots, healthcare/medical facilities, municipalities, sport and entertainment venues, parks and recreation areas, restaurants, schools and universities, certain transit and fueling locations and office buildings and other locations. Volta generally signs long-term contracts to locate its charging stations at site host properties and grows its footprint over time as its station utilization justifies further capital investment in its EV charging infrastructure. Volta also sells charging stations to certain business partners, while continuing to perform related installation, operation and maintenance services. For both Volta-owned and partner-owned charging stations, Volta sells media display time on the charging stations’ digital displays to its media and advertising partners. In addition, while Volta currently provides sponsored charging services to drivers that use its charging stations (meaning that drivers can charge their EVs at no cost to them), Volta intends to introduce a business model that includes pay-for-use charging in the future. Unique to Volta’s model, its network has the ability to draw on several sources of revenue to build earlier and higher unit economics than other solutions currently available in the market, by tapping into multiple commercial opportunities at any given site, consisting of the sale of advertising content on its charging station digital displays to its commercial partners, installation, operation and maintenance services related to its charging stations, license or service fees from the licensing of Volta’s proprietary software tools, the sale of Low Carbon Fuel Standard credits and, in the future, fees associated with pay-for-use charging services. Most important for the long-term health of the EV charging industry, Volta focuses on optimizing its network deployment for capital and electrical grid efficiency. Volta is building a network that has at its core the objective of delivering the most electric miles per dollar invested.

Background

We were incorporated on July 24, 2020 as a Cayman Islands exempted company under the name Tortoise Acquisition Corp. II for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On September 15, 2020, TortoiseCorp completed its initial public offering. On August 27, 2021, TortoiseCorp consummated the Business Combination with Volta pursuant to the Business Combination Agreement. In connection with the Business Combination, TortoiseCorp changed its name to Volta Inc.

Emerging Growth Company

As a company with less than $1.07 billion in revenues during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure about our executive compensation arrangements; and

●	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.

We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our Class A Common Stock less attractive to investors.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following September 15, 2025, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this prospectus, of up to 14,470,552 shares of our Class A Common Stock, that have been or will be issued to each Selling Securityholder under an award agreement between the Company and the Selling Securityholder.

The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Securityholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholders will be borne by them.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

Corporate Information

Our principal executive offices are located at 155 De Haro St, San Francisco, California 94103. Our telephone number is (888) 264-2208. Our website address is www.voltacharging.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Volta, the Volta logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Volta. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Current Report on Form 8-K, initially filed with the Commission on September 1, 2021 (the “Closing 8-K”), and under “Risk Factors” in Item 1A of each subsequently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our Class A Common Stock. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Class A Common Stock offered hereby are being registered for the account of the Selling Securityholders named in this prospectus. All proceeds from the sales of the Class A Common Stock will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Class A Common Stock by the Selling Securityholders.

SELLING SECURITYHOLDERS

The following table sets forth information with respect to the Selling Securityholders and the shares of our Class A Common Stock beneficially owned by the Selling Securityholders as of November 1, 2021 and the percentage of beneficial ownership is calculated based on 161,718,800 shares of Common Stock, comprised of 151,831,615 shares of Class A Common Stock and 9,877,185 shares of Class B Common Stock outstanding as of such date. The Selling Securityholders may offer all, some or none of the shares of Class A Common Stock covered by this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Class A Common Stock that will actually be held by the Selling Securityholders upon termination of this offering because the Selling Securityholders may offer some or all of their Class A Common Stock under the offering contemplated by this prospectus or acquire additional shares of Class A Common Stock. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such shares of Class A Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock that may be acquired by an individual or group pursuant to the exercise of options or warrants or settlement of restricted stock units that are currently exercisable or may become exercisable or settleable are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Unless otherwise indicated below, the address of each Selling Securityholder listed in the table below is c/o Volta Inc., 155 De Haro St., San Francisco, California 94103 and to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to the Resale(1)	% of Class A Common Stock Beneficially Owned Prior to the Resale	% of Total Voting Power Prior to the Resale(2)	Class A Common Stock Offered for Resale(1)	Class A Common Stock Beneficially Owned After Completion of the Resale(1)	% of Class A Common Stock Beneficially Owned After Completion of the Resale	% of Total Voting Power After Completion of the Resale(2)
Scott Mercer(3)	18,142,869	10.8%	54.0%	5,909,303	12,233,566	*	30.1%
Christopher Wendel(4)	13,719,378	8.5%	32.9%	5,250,000	8,469,378	*	9.9%
Francois P. Chadwick(5)	606,750	*	*	606,750	—	*	*
James S. DeGraw(6)	732,669	*	*	242,700	489,969	*	*
Andrew B. Lipsher(7)	2,522,363	1.5%	1.9%	427,064	2,095,299	1.2%	1.7
Praveen Mandal(8)	868,317	*	*	533,940	334,377	*	*
Nadya Kohl(9)	222,610	*	*	60,675	161,935	*	*
Brandt Hastings(10)	140,450	*	*	140,450	—	*	*
Julie Rogers(11)	81,115	*	*	81,115	—	*	*
Eli Aheto(12)	253,623	*	*	212,362	41,261	*	*
Vincent T. Cubbage(13)	1,473,960	*	*	—	1,473,960	*	*
Martin Lauber(14)	1,726,979	1.1%	*	156,744	1,570,235	1.0%	*
Katherine J. Savitt(15)	394,387	*	*	394,387	—	*	*
Bonita C. Stewart(16)	278,349	*	*	212,362	65,987	*	*
John J. Tough(17)	12,813,274	7.9%	5.1%	242,700	12,570,574	7.8%	5.0%

*	Less than one percent.

(1)	The numbers of shares of Class A Common Stock reflect all shares of Class A Common Stock acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of the date this prospectus.

(2)	Percentage of total voting power represents voting power with respect to all shares of Class A Common Stock and Class B Common Stock, as a single class. Each share of Class B Common Stock is entitled to ten votes per share and each share of Class A Common Stock is entitled to one vote per share.

(3)	Consists of (a) 5,902,767 shares of Class A Common Stock, (b) 6,330,799 shares of Class A Common Stock underlying 6,330,799 shares of Class B Common Stock, (c) 523,381 shares of Class A Common Stock issuable upon the exercise of stock options, (d) 135,922 shares of Class A Common Stock underlying 135,922 shares of Class B Common Stock issuable upon the exercise of stock options and (e) 5,250,000 shares of Class A Common Stock issuable upon the settlement of 5,250,000 restricted stock units of Class B Common Stock issued in connection with the Business Combination pursuant to the Volta Inc. Founder Incentive Plan (the “Founder Plan”).

(4)	Consists of (a) 6,694,804 shares of Class A Common Stock, (b) 1,635,373 shares of Class A Common Stock underlying 1,635,373 shares of Class B Common Stock, (c) 139,201 shares of Class A Common Stock held by Bauer Family Investments LLC, an affiliate of Christopher Wendel, and (d) 5,250,000 shares of Class A Common Stock issuable upon the settlement of 5,250,000 restricted stock units of Class B Common Stock issued in connection with the Business Combination pursuant to the Founder Plan.

(5)	Includes of 606,750 shares of Class A Common Stock issuable upon the exercise of stock options.

(6)	Includes (a) 489,969 shares of Class A Common Stock and (b) 242,700 shares of Class A Common Stock issuable upon the exercise of stock options.

(7)	Includes (a) 1,793,297 shares of Class A Common Stock, (b) 215,112 shares of Class A Common Stock underlying shares of Class B Common Stock (c) 427,064 shares of Class A Common Stock issuable upon the exercise of stock options and (d) 86,890 shares of Class A Common Stock held by Little Rose Partners LLC, an affiliate of Andrew Lipsher.

(8)	Includes (a) 334,377 shares of Class A Common Stock and (b) 533,940 shares of Class A Common Stock issuable upon the exercise of stock options.

(9)	Includes (a) 161,935 shares of Class A Common Stock and (b) 60,975 shares of Class A Common Stock issuable upon the exercise of stock options.

(10)	Includes of 140,450 shares of Class A Common Stock issuable upon the exercise of stock options.

(11)	Includes of 81,115 shares of Class A Common Stock issuable upon the exercise of stock options.

(12)	Includes (a) 41,261 shares of Class A Common Stock held directly by Pacific Premier Trust Custodian FBO Eli Aheto IRA, and (b) 212,363 shares of Class A Common Stock issuable upon the exercise of stock options held directly by Eli Aheto.
(13)	Includes 489,900 shares held by 3 Chiefs Family Trust (“3 Chiefs”). Charlene M. Cubbage is the trustee and a beneficiary of 3 Chiefs, along with her children, and has sole voting and investment power over the shares held by 3 Chiefs.

(14)	Includes (a) 510,536 shares of Class A Common Stock held directly by 19Y Ventures VI, LLC (“19Y LLC”), (b) 822,055 shares of Class A Common Stock held directly by 19Y Ventures VI-2, LLC (“19Y2 LLC”), (c) 237,644 shares of Class A Common Stock held directly by Martin Lauber and (d) 156,744 shares of Class A Common Stock issuable upon the exercise of stock options held directly by Martin Lauber. 19Y LLC and 19Y2 LLC are managed by 19Y Ventures Management, LLC. Martin Lauber is the Managing Member of 19Y Ventures Management, LLC. The principal address of 19Y LLC and 19Y2 LLC and Martin Lauber is 120 Gilmartin Drive, Tiburon, California 94920.

(15)	Includes 394,387 shares of Class A Common Stock issuable upon the exercise of stock options.

(16)	Includes (a) 65,987 shares of Class A Common Stock held directly by Bonita K. Coleman Living Trust (the “Living Trust”) and (b) 212,363 shares of Class A Common Stock issuable upon the exercise of stock options held directly by Bonita C. Stewart. Ms. Stewart is the trustee for the Living Trust and has sole voting and investment power over the share held by the Living Trust. As such, Ms. Stewart may be deemed to be the beneficial owner of such shares. Ms. Stewart disclaims any beneficial ownership of the shares held by the Living Trust.

(17)	Includes (a) 8,414,566 shares of Class A Common Stock held by Energize Ventures Fund LP (“EVF”); (b) 1,644,107 shares of Class A Common Stock held by Energize Growth Fund I LP (“EGF”), (c) 1,848,507 shares of Class A Common Stock held by EV Volta SPV LLC (“Volta SPV” and, together with EVF and EGF, the “Energize Funds”), (d) 663,394 shares of Class A Common Stock issuable upon exercise of warrants and (e) 242,700 shares of Class A Common Stock issuable upon the exercise of stock options held directly by John J. Tough. Mr. Tough is the Managing Partner of EVF and has sole voting and investment power over the shares held by EVF and as such may be deemed to be the beneficial owner of such shares. Mr. Tough disclaims any beneficial ownership of the shares held by EVF. Energize Growth I GP LLC (“Growth GP”) is the general partner of EGF and Energize Ventures GP LLC (“Ventures GP”) is the manager of Volta SPV. Mr. Tough is the Managing Partner of Growth GP and Ventures GP and has sole voting and investment power over the shares held by the Energize Funds. As such, Mr. Tough may be deemed to be the beneficial owner of such shares. Mr. Tough disclaims any beneficial ownership of the shares held by the Energize Funds. The principal address of the Energize Funds is 1 South Wacker Drive, Suite 1620, Chicago, Illinois 60606.

Listing of Securities

Our Class A Common Stock is currently listed on NYSE under the symbol “VLTA.” Our public warrants are currently listed on NYSE under the symbol “VLTA WS.”

Other Material Relationships with the Selling Securityholders

Employment Relationships

Volta’s executive and director compensation policies, as described in the Closing 8-K under the heading “Directors and Executive Officers,” is incorporated herein by reference.

Indemnification Agreement and Directors’ and Officers’ Liability Insurance

Volta has entered into indemnification agreements with each of its directors, officers and certain other key employees. The indemnification agreements provide that Volta will indemnify each of its directors, executive officers and other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of Volta’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law and our charter documents. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Volta will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Lock-Up Agreements

Certain Selling Securityholders of Legacy Volta have entered into agreements (the “Lock-Up Agreements”) pursuant to which they have agreed, subject to certain customary exceptions, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, certain shares of their Class A Common Stock (the “Lock-Up Shares”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) for one year after the closing of the Business Combination (or, if earlier, the date that the Class A Common Stock trades at or above $12.00 per share for any 20 trading days in a 30 trading day period after the closing of the Business Combination).

Additionally, our bylaws include transfer restrictions on our securities issued to Legacy Volta stockholders in connection with the Business Combination for a period of six months after the Closing.

PLAN OF DISTRIBUTION

The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A Stock covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of NYSE;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	short sales;

●	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise

●	by pledge to secured debts and other obligations;

●	delayed delivery arrangements;

●	to or through underwriters or agents;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions; and

●	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A Common Stock or interests in our Class A Common Stock received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A Common Stock or interests in our Class A Common Stock on any stock exchange, market or trading facility on which shares of our Class A Common Stock, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution through a registration statement.

The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the shares of Class A Common Stock which are being offered under the Registration Statement of which this prospectus forms a part will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP.

EXPERTS

The audited financial statements of Volta Industries Inc. incorporated by reference in this prospectus and elsewhere in this Registration Statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Tortoise Acquisition Corp. II as of December 31, 2020 and for the period from July 24, 2020 (inception) through December 31, 2020, appearing in this Registration Statement on Form S-8 have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report thereon and included in this prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.voltacharging.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 19, 2021 and on Form 10-K/A for the fiscal year ended December 31, 2020 filed on May 6, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, March 31, 2021 and June 30, 2021, filed with the SEC on November 12, 2020, May 19, 2021 and August 13, 2021 respectively;

●	our Current Reports on Form 8-K filed February 8, 2021, May 6, 2021, June 17, 2021, August 2, 2021, August 18, 2021, August 25, 2021, September 1, 2021 and on Form 8-K/A filed September 1, 2021 (excluding “furnished” and not “filed” information);

●	our Proxy Statement/Prospectus with respect to the Business Combination filed with the SEC on August 2, 2021; and

●	the description of our Class A Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on September 10, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this prospectus.

For purposes of this prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Volta Inc.

155 De Haro Street
San Francisco, CA 94103
(888) 264-2208

14,470,552 Shares of Class A Common Stock

REOFFER PROSPECTUS

November 2, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 19, 2021 and on Form 10-K/A for the fiscal year ended December 31, 2020 filed on May 6, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, March 31, 2021 and June 30, 2021, filed with the SEC on November 12, 2020, May 19, 2021 and August 13, 2021 respectively;

●	our Current Reports on Form 8-K filed February 8, 2021, May 6, 2021, June 17, 2021, August 2, 2021, August 18, 2021, August 25, 2021, September 1, 2021 and on Form 8-K/A filed September 1, 2021 (excluding “furnished” and not “filed” information);

●	our Proxy Statement/Prospectus with respect to the Business Combination filed with the SEC on August 2, 2021; and

●	the description of our Class A Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on September 10, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Class A Common Stock is being passed upon for the Registrant by Orrick, Herrington & Sutcliffe LLP. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Second Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the Registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

The Registrant also maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant.

See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption from Registration Claimed.

The shares being reoffered and resold pursuant to the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering or pursuant to a written compensatory benefit plan.

Item 8. Exhibits

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Title	Form	File No.	Exhibit	Date	Herewith

5.1	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.					X

23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Tortoise Acquisition Corp. II					X

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm.					X

23.3	Consent of Consent of Orrick, Herrington & Sutcliffe LLP (filed as part of Exhibit 5.1).					X

24.1	Power of Attorney (filed as part of signature page hereto).					X

99.1	Volta Inc. 2021 Equity Incentive Plan (and related forms of award agreements)	8-K	001-39508	10.6	September 1, 2021

99.2	Volta Founder Incentive Plan and related forms of award agreements.	8-K	001-39508	10.7	September 1, 2021

99.3	Volta Inc. 2021 Employee Stock Purchase Plan	8-K	001-39508	10.8	September 1, 2021

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California.

Volta Inc.

Date: November 2, 2021	By:	/s/ Scott Mercer
	Name:	Scott Mercer
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott Mercer, Christopher Wendel and Francois P. Chadwick, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on November 2, 2021.

Signature	Title

/s/ Scott Mercer	Chief Executive Officer, Director and Chairperson
Scott Mercer	(Principal Executive Officer)

/s/ Francois P. Chadwick	Chief Financial Officer
Francois P. Chadwick	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher Wendel	President, Director
Christopher Wendel

/s/ Eli Aheto	Director
Eli Aheto

/s/ Vincent T. Cubbage	Director
Vincent T. Cubbage

/s/ Martin Lauber	Director
Martin Lauber

/s/ Katherine J. Savitt	Director
Katherine J. Savitt

/s/ John J. Tough	Director
John J. Tough

/s/ Bonita C. Stewart	Director
Bonita C. Stewart

II-4